Exhibit 99.1

HERITAGE GLOBAL EXPANDS INTO SELLER AND CARRYBACK NOTES WITH ACQUISITION OF

BOSTON NOTE COMPANY

Bolt-on acquisition adds seller-note sourcing capabilities and expands

Heritage Global’s Financial Assets platform into additional assets and channels

SAN DIEGO, California (August 3, 2026) – Heritage Global Inc. (NASDAQ: HGBL) (“Heritage Global,” “HG” or “the Company”), an asset services company specializing in financial and industrial asset transactions, today announced that its Financial Assets division has acquired Boston Note Company, a nationwide broker and buyer of privately held loans, notes, and mortgages, commonly known as seller notes or carry-back notes.

"For 35 years Boston Note has helped the owners of seller and carry-back notes generate immediate liquidity by quickly and efficiently selling their notes at the best possible prices," said Ross Dove, chief executive officer of Heritage Global.

"Starting earlier this year, Heritage and Boston Note closely partnered to test our combined capabilities. The results from that partnership were so promising that it made a full merger logically compelling for both parties.

"We intend to build on Boston Note's well-earned reputation and strength in the performing residential real estate market by leveraging the deep institutional investor relationships at DebtX and NLEX to significantly expand the scope and scale of Boston Note's offerings with a particular focus on Commercial Real Estate (CRE) backed seller notes, jumbo residential real estate notes and the addition of liquidity options for non-performing seller and carryback notes.

“With the addition of Boston Note, Heritage’s Financial Asset division is building upon the DebtX acquisition we announced earlier this year to enter additional financial asset classes and distribution channels thus making more progress towards our goal of helping any owner of any financial asset get the best possible price for their asset in the fastest, safest and easiest way possible,” Dove concluded.

“Boston Note has built its business by helping thousands of private-note sellers from all across the United States quickly and efficiently sell their seller and carryback notes at the best possible prices,” said Lance Van Dam, president of Boston Note Company. “Joining Heritage Global immediately provides additional channels, capital and relationships that enable Boston Note to further expand its residential and commercial real estate seller-note capabilities under the same trusted and recognized brand.”

Following the transaction, Boston Note Company will do business as Boston Note, a Heritage Global company. Financial terms of the transaction were not disclosed.

Heritage Global Inc. (NASDAQ: HGBL) values and monetizes industrial & financial assets by providing acquisition, disposition, valuation, and lending services for surplus and distressed assets. This aids in facilitating the circular economy by diverting useful industrial assets from landfills and operating an ethical supply chain by overseeing post-sale account activity of financial assets. Specialties consist of acting as an adviser, in addition to acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, real estate, and charged-off account receivable portfolios through its two business divisions: Industrial Assets and Financial Assets.

Boston Note is a nationwide broker and buyer of privately held loans, notes, and mortgages, commonly known as seller notes or carry-back notes. Founded in 1991, with an A+ rating from the Better Business Bureau the company specializes in acquiring real estate-secured financial assets directly from individual and institutional sellers, providing liquidity solutions across a range of asset types and credit profiles. Boston Note’s established sourcing network and transaction experience support efficient execution and consistent deal flow within the private-note market.

Exhibit 99.1

Forward-Looking Statements

This communication includes forward-looking statements based on our current expectations and projections about future events. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. While the Company believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the Company’s beliefs only as of the date of this communication, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including variability in magnitude and timing of asset liquidation transactions, the collectability of the charged off receivables that secure our loan portfolio, the impact of changes in the U.S. national and global economies, and interest rate and foreign exchange rate sensitivity, as well as other factors beyond the Company’s control. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Investor Relations Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203/972.9200

InvestorRelations@hginc.com